Assignment Form
Please complete this form and send it back to us in the pre-addressed envelope.
•	YOU NEED TO OBTAIN a Medallion Signature Guarantee at your local bank or broker.
If you have any questions, please call us at (925) 631-9100.  Please return to 1640 School Street, Moraga CA 94556.

1.	Complete or Correct Name and Address Information if Necessary
UDF IV Purchase Offer Name: Address: City, State, ZIP:	Quantity Owned: Price: $1.00/Share Offer Expires: December 2, 2016
2.
List the number of Shares you are selling:  ☐  All or ☐             (Quantity)   ☐ SELL ALL OR NONE (check this box if you wish to sell your Shares ONLY if ALL your Shares will be purchased). (if you do not check a box here, you agree to sell all the shares you own)

3.
Fill out where applicable, signing to indicate your agreement to the terms of the Offer and the terms on this side and the reverse side of this form (collectively, the "Agreement"). Please also include a copy of your REIT statement to assist in the completion of the transaction.

Owner & Custodian Information		Medallion (office use)
Owner*
     Name: _________________________________
     Signature: ______________________________
     Social Security #: ________________________
     Email Address: __________________________
     Phone Number: __________________________
     UDF IV Acct #_______________
	Date _______	(You agree to obtain a Medallion Guarantee Stamp here from your bank or broker)
Co-Owner(s) (if applicable) Name(s): _______________________________ Signature(s): ____________________________	Date _______
(Your Custodian will place a Medallion Guarantee Stamp here if this is an IRA or other custodial account or this can be used for a co-owner Medallion)
Custodian (if applicable; MacKenzie will obtain)
     Name: _________________________________
     Signature: ______________________________
     IRA or Tax #: ____________________________
     Phone Number: __________________________
Date _______

* If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s) in fact, agent(s), officer(s), or a corporation or another acting in a fiduciary or representing capacity, please provide the following information:

Name: ____________________________  Capacity: _________________________

4.	If any of the following applies, please provide the appropriate documents.
•	Name changes: Certified copy of Marriage Certificate or proof of name change from the court.
•	Power of Attorney: Copy of Power of Attorney document.
•	Estates: Certified Copies of Death Certificate and appropriate Court Documents (no older than 45 days).
•	Corporations: Copy of Corporate Resolution naming the Authorized Signature, with a seal if applicable.
5.	If you have any other REITs or Limited Partnerships you want to sell, please list them here and we will contact you. _______________________________________________________

THE OFFER, WITHDRAWAL RIGHTS, AND PRORATION PERIOD WILL EXPIRE AT 11:59 P.M., PACIFIC TIME, ON DECEMBER 2, 2016 (THE "EXPIRATION DATE") UNLESS EXTENDED.

R20036

UDF IV Assignment Form
To participate in the Offer, a duly executed copy of this Assignment Form and any other documents required by this Assignment Form must be received by the Depositary on or prior to the Expiration Date.  Delivery of this Assignment Form or any other required documents to an address other than as set forth above does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Shareholder.  This Assignment Form is to be completed by holders of Shares in United Development Funding IV (the "Corporation"), pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein have the meanings in the Offer.
The undersigned hereby tenders to SCM SPECIAL FUND 3, LP (collectively the "Purchasers") all of the Shares of common stock ("Shares") in the Corporation held by the undersigned as set forth above (or, if less than all such Shares, the number set forth on the reverse above the signature box), at a purchase price equal to $1.00 per Share, upon the other terms and subject to the conditions set forth in the Offer to Purchase, dated October 10, 2016 (the "Offer to Purchase") and in this Assignment Form, as each may be supplemented or amended from time to time (which together constitute the "Offer").  Receipt of the Offer to Purchase is hereby acknowledged.  Subject to and effective upon acceptance for payment of any of the Shares tendered hereby, the undersigned sells, assigns, and transfers to, Purchasers all right, title, and interest in and to such Shares which are purchased pursuant to the Offer. The undersigned hereby irrevocably constitutes and appoints the Purchasers as the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such Shares, with full power of substitution (such power of attorney and proxy being deemed to be an irrevocable power and proxy coupled with an interest), to deliver such Shares and transfer ownership of such Shares, on the books of the Corporation, together with all accompanying evidences of transfer and authenticity, to the Purchasers and, upon acceptance of the tender of such Shares by the Purchasers, to exercise all voting rights and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares all in accordance with the terms of the Offer.  Upon the purchase of Shares pursuant to the Offer, all prior proxies and consents given by the undersigned with respect to such Shares will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective).  In addition, by executing this Assignment Form, the undersigned assigns to the Purchasers all of the undersigned's rights to receive dividends from the Corporation with respect to Shares which are purchased pursuant to the Offer, other than dividends paid through the Expiration Date, and all proceeds that are paid after the Expiration Date from or as a result of any claim, litigation, class or derivative action brought by or for the benefit of the shareholders with respect to the transferred Shares, regardless of when the claims brought pursuant to such action accrued.  Upon request, the Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer, and purchase of such Shares, including obtaining a Medallion Signature Guarantee if necessary (which may be required for transfer; the lack thereof does not affect the validity of the Agreement).
The undersigned hereby represents and warrants that the undersigned owns the Shares tendered hereby and has full power and authority to validly tender, sell, assign, and transfer the Shares tendered hereby, and that when any such Shares are purchased by the Purchasers, the Purchasers will acquire good, marketable, and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Shares will not be subject to any adverse claim.  Upon request, the undersigned will execute and deliver any additional documents deemed by the Purchasers to be necessary or desirable to complete the assignment, transfer, and purchase of Shares tendered hereby. The undersigned understands that a tender of Shares to the Purchasers will constitute a binding agreement between the undersigned and the Purchasers upon the terms and subject to the conditions of the Offer. The undersigned recognizes the right of the Purchasers to effect a change of dividend address to MacKenzie Capital Management, LP at 1640 School Street, Moraga, California, 94556. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchasers may not be required to accept for payment any of the Shares tendered hereby. In such event, the undersigned understands that any Assignment Form for Shares not accepted by Purchasers will be destroyed by the Purchasers.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.  Except as stated in the Offer to Purchase, this tender is irrevocable.
Arbitration Agreement: Purchaser and Seller agree that any dispute or claim arising out of or related to the Agreement or a purchase of Shares shall be resolved by binding arbitration in San Francisco, California before a retired judge.  The arbitration shall be administered by JAMS pursuant to its Arbitration Rules and Procedures ("Rules").  If one party fails to respond within twenty days after the other party mails a written list of arbitrators by either agreeing to one of the proposed arbitrators or suggesting three or more alternate arbitrators, the proposing party may select the arbitrator from among its initial list and JAMS shall then appoint that arbitrator to preside over the arbitration.  If the parties are unable to agree on an arbitrator, the parties shall select an arbitrator pursuant to the Rules.   Where reasonable, the arbitrator shall schedule the arbitration hearing within four months after being appointed.  The arbitrator must render a decision in writing, explaining the legal and factual basis for decision as to each of the principal controverted issues.  The arbitrator's decision will be final and binding upon the parties.  A judgment upon any award may be entered in a court of competent jurisdiction. Each party shall be responsible for advancing one-half of the costs of arbitration, including all JAMS fees.  The parties are not waiving, and expressly reserve, any rights they may have under federal securities laws, rules, and regulations.  The Agreement will be interpreted, construed, and governed according to federal securities laws and the laws of the State of California; provided that all matters relating to arbitration shall be governed by the Federal Arbitration Act (9 U.S.C. Sections 1 et seq.). If both parties waive their right to arbitrate, then any dispute or claim arising out of or related to the Agreement will be subject to the exclusive jurisdiction of Contra Costa County Superior Court for the State of California.  In any such action, Purchaser and Seller expressly submit and consent to the exclusive jurisdiction of the Contra Costa County Superior Court and waive all defenses to jurisdiction and venue.  In any arbitration or court action arising out of the Agreement or a purchase of Shares, the prevailing party shall be entitled to recover all of its costs and expenses, including reasonable attorneys' fees, arbitrator fees, expert witness fees and costs, JAMS fees and costs, and any fees and costs incurred in compelling arbitration.